                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549




                                    FORM 8-K



     Pursuant To Section 13 Or 15(d) Of The Securities Exchange Act Of 1934



                               September 7, 2000
                                 Date of Report



                           LOWRANCE ELECTRONICS, INC.
             (Exact name of registrant as specified in its charter)



        Delaware                          0-15240               44-0624411
(State or other jurisdiction         (Commission File No.)      (IRS Employer
 of incorporation)                                           Identification No.)



 12000 East Skelly Drive Tulsa, Oklahoma 74128 (Address of principal executive offices and zip code)



                                 (918) 447-6881
              (Registrant's telephone number, including area code)

                                    Form 8-K
                                    --------

Item 5.    Other Events.

     The following table presents the current principal stockholder information.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth, as of September 7, 2000, the number and percentages of outstanding shares of the Common Stock beneficially owned by all persons known by the Company to own more than 5% of the Company's Common Stock, by each director and nominee for director of the Company, and by all officers and directors of the Company as a group:

     Name and Address                 Amount and Nature of    Percentage
   of Beneficial Owner                Beneficial Ownership     of Shares
  ----------------------             ---------------------   -----------

     Darrell J. Lowrance (1)                 1,907,423 (2)        50.6%
     12000 East Skelly Drive
     Tulsa, OK  74128-2486

     Willard P. Britton (1)                     14,653               *
     1571 Breakwater Terrace                    Direct
     Hollywood,  FL  33019

     Ronald G. Weber (1)                        71,745 (3)         1.9%
     12000 East Skelly Drive
     Tulsa, OK  74128-2486

     Peter F. Foley, III (1)                    54,183             1.4%
     Boone Bait Company                         Direct
     1501 Minnesota Avenue
     Winter Park,  FL  32790

     Estate of James L. Knight                 350,628             9.3%
     c/o Northern Trust Bank of                 Direct
      Florida, N.A.
     700 Brickell Avenue
     Miami, FL  33131-2881

     Don C. Whitaker                           296,900 (4)         7.9%
     23 Beechwood
     Irvine,  CA  72604

     All directors and                       2,048,104  (5)       54.3%
     officers as a group
     (including those listed
     above, five persons
     total)

* One-half of one percent or less

     (1)  Director

     (2) Includes 180,500 shares held indirectly in an individual retirement account with Mr. Lowrance having the sole voting and investment power, 143,908 shares held of record by the Trustees of the Lowrance

          Savings Plan and Trust for Mr. Lowrance, who is entitled to vote such shares and 3,725 owned indirectly by an immediate family member.

     (3) Includes 33,000 shares held of record by the Trustees of the Lowrance Savings Plan and Trust for Mr. Weber, who is entitled to vote such shares.

     (4) Includes 25,000 held indirectly by Don C. Whitaker, Inc. Don C. Whitaker is the President of Don C. Whitaker, Inc. Also includes 15,800 shares held by an immediate family member.

     (5) All voting securities owned by officers and directors are owned directly except for 361,133 shares.

     Darrell J. Lowrance and James L. Knight (deceased) entered into a Shareholders' Agreement dated December 22, 1978, which provides that, except for sales in a public offering, neither party may sell his Common Stock without offering the Company the right of first refusal at the same price offered by a third party, payable in eight equal annual payments, including annual interest at 8%. If the Company does not exercise the right of first refusal and purchase the Common Stock, then the other individual party has the right to purchase such stock at the same price and under the same payment terms. On October 8, 1986, a First Amendment to the Shareholders' Agreement was entered into between Messrs. Knight and Lowrance which allowed them, after the initial public offering of the Company's stock in 1986 to sell their Common Stock in the public market pursuant to Rule 144 and permits charitable donations of their Common Stock within certain limits as to the total number of shares which may be donated to one charitable institution without first offering such stock to the Company or the other party. The right of first refusal terminates only when either (a) Mr. Lowrance's stock ownership in the Company is less than 15% of the Company's outstanding stock, or (b) Mr. Knight's stock ownership in the Company is less than 10% of the Company's outstanding stock, exclusive of any stock donated by either of them to a charitable institution. Additionally, Messrs. Lowrance and Knight entered into an Agreement on October 8, 1986, with the Company whereby they agreed not to sell any of their shares of Common Stock privately, except as permitted under the First Amendment to Shareholders' Agreement.

     As of September 7, 2000, 840,460 shares of Common Stock were sold in the public market by the Estate of James L. Knight pursuant to Rule 144 since May of 1992 when the Estate first elected to sell stock owned by the Estate as permitted by the Agreement and First Amendment to Shareholders' Agreement and as allowed under Rule 144. Additionally, in May 1993, 68,966 shares of common stock were sold by the Estate of James L. Knight to the Company and retired and 34,483 shares were sold by the Estate of James L. Knight directly to Mr. Lowrance. Except for the sales made by the Estate of James L. Knight pursuant to Rule 144 and the sales made by the Estate of James L. Knight to the Company and Mr. Lowrance, neither Mr. Knight nor Mr. Lowrance has sold nor made a gift of any stock in the Company pursuant to the aforementioned Agreement and First Amendment to Shareholders' Agreement.


                                   SIGNATURE
                                   ---------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                 LOWRANCE ELECTRONICS, INC.



Date:  September 15, 2000        By: /s/ Douglas J. Townsdin
                                   -------------------------
                                    Douglas J. Townsdin
                                    Vice President of Finance and CFO

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